Management Assessment

Management of the Commercial Mortgage Servicing Group, a division of Wells Fargo Bank,
N.A. (the "Company") is responsible for assessing the Company's compliance, as of and for the year ended December 31, 2007, with the servicing criteria set forth in Item 1122(d) of the
Securities and Exchange Commission's Regulation AB to the extent applicable to the obligations of the Company relating to servicing commercial mortgage loans securitized in commercial mortgage backed securities transactions. Management's assessment has been made with respect to those commercial mortgage loans which the Company services and which belong to loan pools underlying the commercial mortgage backed securities transactions identified on Appendix A (the
"Platform").

In making its assessment, management used the servicing criteria in paragraph (d) of Item 1122 of Regulation AB except for the servicing criteria set forth in subparagraphs (d)(1)(iii),
(d)(3)(i)(b-d), (d)(3)(ii-iv), (d)(4)(ii), (d)(4)(vii), and (d)(4)(xv), which the Company has determined are not applicable to the servicing activities it performs with respect to the Platform.

With respect to servicing criteria set forth in subparagraphs (d)(4)(xi) and (d)(4)(xii) of Item
1122(d) of Regulation AB, the Company has engaged various vendors to perform certain activities covered by these servicing criteria. The Company has determined that none of these vendors is considered a "servicer" as defined in Item 1101(j) of Regulation AB, and the
Company's management has elected to take responsibility for assessing compliance with the servicing criteria applicable to these vendors as permitted by Interpretation 17.06 of the SEC
Division of Corporation Finance Manual of Publicly Available Telephone Interpretations
("Interpretation 17.06"). As permitted by Interpretation 17.06, management has asserted that it has policies and procedures in place designed to provide reasonable assurance that such vendors'
activities comply in all material respects with the servicing criteria applicable to such vendors.
The Company's management is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendors and related criteria.

Based on such assessment, management believes that, as of and for the year ended December 31,
2007, the Company has complied in all material respects with the servicing criteria set forth in
Item 1122(d) of Regulation AB of the Securities and Exchange Commission that are applicable to the servicing of the Platform.

KPMG LLP, a registered public accounting firm, has issued an attestation report with respect to management's assessment of compliance with the applicable servicing criteria as of and for the year ended December 31, 2007.

/s/ Daniel E. Bober____
Daniel E. Bober
Executive Vice President
Wells Fargo Bank, N.A.

_/s/ Briggs Hawley___
Briggs Hawley
Vice President
Wells Fargo Bank, N.A
Appendix A
#
Closing Date
Series
Depositor
1 1/30/2006 2006-TOP21 Morgan Stanley Capital I, Inc.
2 3/21/2006 2006-PWR11 Bear, Stearns Comm. Mort. Sec. Inc.
3 3/28/2006 2006-HQ8 Morgan Stanley Capital I, Inc.
4 4/20/2006 2006-TOP22 Bear, Stearns Comm. Mort. Sec. Inc.
5 5/25/2006 2006-C1 Merrill Lynch Comm. Mort. Sec. Inc.
6 6/8/2006 2006-IQ11 Morgan Stanley Capital I, Inc.
7 6/20/2006 2006-PWR12 Bear, Stearns Comm. Mort. Sec. Inc.
8 6/20/2006 2006-CIBC15 JP Morgan Chase Comm. Mort. Sec. Inc.
9 8/3/2006 2006-TOP23 Morgan Stanley Capital I, Inc.
10 8/17/2006 2006-HQ9 Morgan Stanley Capital I, Inc.
11 9/28/2006 2006-PWR13 Bear, Stearns Comm. Mort. Sec. Inc.
12 9/28/2006 2006-LDP8 JP Morgan Chase Comm. Mort. Sec. Inc.
13 10/31/2006 2006-TOP24 Bear, Stearns Comm. Mort. Sec. Inc.
14 11/9/2006 2006-HQ10 Morgan Stanley Capital I, Inc.
15 11/28/2006 2006-CIBC17 JP Morgan Chase Comm. Mort. Sec. Inc.
16 12/12/2006 MLCFC 2006-4 Merrill Lynch Comm. Mort. Sec. Inc.
17 12/19/2006 2006-PWR14 Bear, Stearns Comm. Mort. Sec. Inc.
18 01/30/07 MSCII 2007-TOP25 Morgan Stanley Capital I, Inc.
19 03/14/07 MLCFC 2007-5 Merrill Lynch Mortgage Investors, Inc.
20 03/29/07 BSCM 2007-PWR15 Bear Stearns Comm. Mort. Sec. Inc
21 03/29/07 MSCI 2007-IQ13 Morgan Stanley Capital I, Inc.
22 04/12/07 MLCFC 2007-6 Merrill Lynch Mortgage Investors, Inc.
23 04/18/07 BSCM 2007-TOP26 Deutsche Mort. & Asset Receiving Corp.
24 05/30/07 MSCI 2007-IQ14 Morgan Stanley Capital I, Inc.
25 06/14/07 JPM 2007-CIBC19 JP Morgan Chase Comm. Mort. Sec. Corp.
26 06/26/07 BSCM 2007-PWR16 Bear Stearns Comm. Mort. Sec. Inc
27 07/30/07 MSCII 2007-TOP27 Morgan Stanley Capital I, Inc.
28 07/31/07 MSCI 2007- HQ12 Morgan Stanley Capital I, Inc.
29 8/16/07 MLMT 2007-C1 Merrill Lynch Mortgage Investors, Inc.
30 8/28/07 MLCFC 2007-8 Merrill Lynch Mortgage Investors, Inc.
31 8/28/07 JPM 2007-LDP12 JP Morgan Chase Comm. Mort. Sec. Corp.
32 9/27/07 BSCM 2007-PWR17 Bear Stearns Comm. Mort. Sec. Inc
33 10/25/07 BSCM 2007-TOP28 Bear Stearns Comm. Mort. Sec. Inc
34 11/14/07 MLCFC 2007-9 Merrill Lynch Mortgage Investors, Inc.
35 11/29/07 MSCI 2007-IQ16 Morgan Stanley Capital I, Inc.
36 12/27/07 BSCM 2007-PWR18 Bear Stearns Comm. Mort. Sec. Inc
37
11/15/06 MLFT 2006-1 Merrill Lynch Mortgage Investors. Inc.
38
02/28/07 BACM 2007-1 Banc of America Commercial Mortgage Inc.
39
02/28/07 JPM 2007-LDP10 JP Morgan Chase Comm. Mort. Sec. Corp.